Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On August 1, 2011, the acquisition by NGA Holdco, LLC, a Nevada limited liability company (the “Company”), through its wholly owned subsidiary, NGA AcquisitionCo, LLC, a Nevada limited liability company, (“AcquisitionCo”), of a 40% equity interest (the “40% Interest”) in Mesquite Gaming, LLC, a Nevada limited liability company (“Mesquite Gaming”), was completed upon the transfer to Mesquite Gaming of all of the assets of Black Gaming, LLC (“Black Gaming”), including its direct and indirect ownership interests in its subsidiaries, for $8,222,222 in cash. The assets acquired by Mesquite Gaming include the CasaBlanca Hotel & Casino and the Virgin River Hotel & Casino, each in Mesquite, Nevada, two golf courses, a bowling center, a gun club, restaurants, and banquet and conference facilities. The transfer of the Black Gaming assets to Mesquite Gaming and the acquisition by AcquisitionCo of the 40% Interest were pursuant to a joint plan of reorganization (the “Plan”) filed by Black Gaming and its subsidiaries with the United States Bankruptcy Court for the District of Nevada (the “Court”) on March 1, 2010, and approved by the Court on June 28, 2010.

The following unaudited pro forma financial information is prepared to reflect the Company’s consolidated balance sheets as of June 30, 2011 as if the acquisition of the 40% Interest had occurred on June 30, 2011, and the results of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 as if the acquisition of the 40% Interest had occurred on January 1, 2010. Due to the fact that the Company does not control, but exercises significant influence over Mesquite Gaming, the Company’s investment in Mesquite Gaming is accounted for using the equity method. The unaudited pro forma financial information has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisition transaction occurred on the date indicated or what may result in the future:

NGA HOLDCO, LLC

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

As of June 30, 2011

		June 30, 2011
	Company Historical	Investment in Mesquite		Pro Forma Adjusted
ASSETS
Current Assets:
Cash and cash equivalents	$498,353	$—		$498,353

Total current assets	498,353	—		498,353
Investment in Eldorado	28,816,383	—		28,816,383
Investment in Mesquite	—	8,222,222	(A)	8,222,222
Due from related party	5,179,772	—		5,179,772

Total Assets	$34,494,508	$8,222,222		$42,716,730

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$8,546	$—		$8,546

Total current liabilities	8,546	—		8,546
Due to related party	2,756,195	—		2,756,195

Total Liabilities	2,764,741	—		2,764,741

Members’ Equity:
Class A unit (1 Unit issued and outstanding)	3,806	—		3,806
Class B units (9,999 Units issued and outstanding)	36,322,652	8,222,222		44,544,874
Accumulated deficit	(4,596,691)	—		(4,596,691)

Total Members’ equity	31,729,767	$8,222,222		39,951,989

Total Liabilities & Members’ equity	$34,494,508	$8,222,222		$42,716,730

(A)	To reflect the Company’s investment in Mesquite Gaming.

NGA HOLDCO, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2011

	Company Historical		Equity Income on Mesquite Gaming		Pro Forma Adjusted
Loss:
Equity income on unconsolidated investees	$744,624	(A)	$1,093,600	(B)	$1,838,224

Total income	744,624		1,093,600		1,838,224
Expenses:
Legal, licensing, and other expenses	51,690		—		51,690

Net income before income taxes	692,934		1,093,600		1,786,534
Income tax expense	—		—	(C)	—

Net income	$692,934		$1,093,600		$1,786,534

(A)	Historically reported as Equity income on Eldorado.
(B)	To reflect the Company’s share of the net income of Mesquite Gaming for the period.
(C)	There is no impact to the Company’s income tax expense due to the Company’s full tax valuation allowance.

NGA HOLDCO, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2010

	Company Historical		Equity Loss on Mesquite Gaming		Pro Forma Adjusted
Loss:
Equity loss on unconsolidated investees	$(1.131,247	)(A)	$(5,719,200	) (B)	$(6,850,447)

Total loss	(1,131,247)		(5,719,200)		(6,850,447)
Expenses:
Legal, licensing, and other expenses	611,310		—		611,310

Net loss before income taxes	(1,742,557)		(5,719,200)		(7,461,757)
Income tax expense	—		—	(C)	—

Net loss	$(1,742,557)		$(5,719,200)		$(7,461,757)

(A)	Historically reported as Equity loss on Eldorado.
(B)	To reflect the Company’s share of the net loss of Mesquite Gaming for the period.
(C)	There is no impact to the Company’s income tax expense due to the Company’s full tax valuation allowance.